UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2016

REDHAWK HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-54323

(Commission file number)

20-3866475

(I.R.S. Employer Identification No.)

219 Chemin Metairie Road, Youngsville, Louisiana 70592

 (Address of principal executive offices) (Zip Code)

(337)269-5933

(Company's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On February 8, 2016, RedHawk Holdings Corp. (“RedHawk”) issued a press release announcing that it is seeking third-party damages against Saturna Group Chartered Accountants, LLP, its former accountants, PLS CPAs, its former registered public accounting firm, and MacDonald Tuskey, its former securities attorneys (collectively, “the Defendants”).

The petition, originally filed by American Medical Distributors, Inc. (“AMD”), on behalf of the stockholders of RedHawk, in United States District Court for the Eastern District of New York (Case No. 15-cv-06532 ADS), is based on disputes under the Asset Purchase Agreement between AMD and RedHawk (formerly known as Independence Energy Corp.). AMD is majority owned and controlled by Daniel J, Schreiber (“Schreiber”) and G. Darcy Klug (“Klug”), RedHawk’s Chief Executive Officer and Chief Financial Officer, respectively. Schreiber and Klug collectively own 67% of the outstanding shares of RedHawk.

The lawsuit alleges the Defendants assisted RedHawk’s former management in overstating the disclosed valuation of RedHawk’s ownership interest in certain oil and gas leases and wells, thus resulting in irreparable damage to RedHawk and its stockholders. The petition demands “trial by jury” and seeks damages, jointly and severally, from the Defendants of not less than $700,000.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release issued by RedHawk Holdings Corp. on February 8, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2016	RedHawk Holdings Corp.
	By:	/s/ G. Darcy Klug
	Name:	G. Darcy Klug
	Title:	Chief Financial Officer